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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Associated Materials Incorporated Amended and Restated 1994 Stock Incentive Plan of our report dated January 29, 1998, with respect to the consolidated financial statements of Associated Materials Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


Dallas, Texas

September 14, 1998